Exhibit 23.1
                                             ------------



            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Grossman's Inc. for the registration of 200,000 shares of its common stock and to the incorporation by reference therein of our report dated April 9, 1996, with respect to the consolidated financial statements and schedules of Grossman's Inc. included in its Annual Report on Form 10-K for the year ended
December 31, 1995, filed with the Securities and Exchange Commission.



                              /s/ Ernst & Young LLP


Boston, Massachusetts
October 22, 1996